UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

Internet Patents Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the special meeting of stockholders of IPC, held on March 17, 2015, the following proposal was submitted to a vote of and approved by the stockholders, as described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on February 13, 2015. The affirmative vote of a majority of the 6,573,688 shares of common stock outstanding as of the record date was required to approve each proposal. The stockholders were also solicited to vote to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the special meeting to approve the Proposal 1 set forth below, but such adjournment was deemed unnecessary.

Approval of the Merger and the issuance of IPC Common Stock. Proposal that the merger of Strategic Concepts Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of IPC, with and into Prism, with Prism surviving as a wholly owned subsidiary of IPC, and the issuance of common stock of IPC be approved, in each case pursuant to the  Agreement and Plan of Merger, dated November 11, 2014 by and among Prism, IPC, Merger Sub, and Gregory J. Duman, as the Securityholders’ Agent.

Votes For	%	Votes Against	%	Non-votes	%
4,640,220	70.6	750,344	11.4	1,183,124	18

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNET PATENTS CORPORATION
Date: March 20, 2015	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe Title: Senior Vice President, General Counsel and Secretary